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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Proxy Statement/Prospectus that is made a part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-101577) for the proposed merger of Cylink Corporation with a wholly-owned subsidiary of SafeNet, Inc. and to the incorporation by reference therein of our report dated May 10, 2002, with respect to the consolidated financial statements and schedule of SafeNet, Inc. and subsidiaries included in its Current Report on Form 8-K dated May 7, 2002, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP

Baltimore, Maryland
December 26, 2002